Exhibit 99.1

MedAssets Reports First Quarter 2009 Financial Results

Reaffirms 2009 Financial Guidance

ATLANTA--(BUSINESS WIRE)--April 29, 2009--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its first quarter ended March 31, 2009, as summarized below:

(In millions, except per share)	1Q-09	1Q-08
Net Revenue:
Revenue Cycle Management	$47.0	$25.1
Spend Management	32.0	33.7
Total Net Revenue	79.0	58.8
Net Income	1.9	2.7
Diluted earnings per share(EPS)	0.03	0.06
Non-GAAP adjusted EBITDA	23.3	16.0
Non-GAAP adjusted diluted EPS	0.11	0.11
Non-GAAP cash diluted EPS	$0.16	$0.13
Weighted average shares – diluted	56.3	47.2

Net Revenue

Total net revenue for the first quarter of 2009 increased 34.4% to $79.0 million from $58.8 million in the first quarter of 2008. This growth was driven primarily by the Accuro acquisition, increased demand for the Company’s reimbursement technologies, revenue cycle and decision support services in the Revenue Cycle Management segment, and higher purchasing volumes by group purchasing customers as well as continued growth in consulting services in the Spend Management segment. This growth was offset by the timing of the Company’s annual customer and vendor meeting discussed below.

In comparing quarter-over-quarter organic growth, the Company’s total net revenue increased 4.9% to $79.0 million in the first quarter of 2009 when compared to non-GAAP acquisition-affected (see definition at end of this press release) total net revenue of $75.3 million in the same quarter of 2008. Excluding $2.9 million in net revenue related to the Company’s annual customer and vendor meeting held in the first quarter of 2008, organic net revenue growth in the first quarter of 2009 was approximately 9.1%. This year’s annual customer and vendor meeting was held in the second quarter of 2009.

Non-GAAP Adjusted EBITDA

In the first quarter of 2009, non-GAAP total adjusted EBITDA was $23.3 million, or 29.5% of total net revenue, a 45.5% increase over non-GAAP total adjusted EBITDA of $16.0 million, or 27.3% of total net revenue, in the first quarter of 2008, driven primarily by revenue growth, operating leverage and the impact of the Accuro acquisition.

In comparing quarter-over-quarter organic growth, the Company’s total adjusted EBITDA in the first quarter of 2009 of $23.3 million increased 5.2% when compared to non-GAAP acquisition-affected total adjusted EBITDA in the first quarter of 2008 of $22.2 million, or 29.5% of non-GAAP acquisition-affected total net revenue.

Net Income and Earnings per Share

Net income in the first quarter of 2009 was $1.9 million, or $0.03 per diluted share, versus net income of $2.7 million, or $0.06 per diluted share, in the first quarter of 2008.

Non-GAAP adjusted EPS in the first quarter of 2009, which is defined as EPS excluding non-cash acquisition-related intangible amortization on a tax-adjusted basis, was $0.11 per diluted share, versus non-GAAP adjusted EPS of $0.11 per diluted share in the first quarter of 2008.

Non-GAAP cash EPS, which additionally excludes non-cash tax-adjusted share-based compensation expense, was $0.16 per diluted share in the first quarter of 2009, compared to non-GAAP cash EPS of $0.13 per diluted share in the first quarter of 2008.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first quarter of 2009 was $4.2 million, compared to net cash used in operating activities of $4.5 million in the first quarter last year. The Company expects to generate either minimal positive cash flows or negative cash flows from operations in the first and third quarters of each year because it pays large semi-annual revenue share obligations to certain of its group purchasing organization customers in those periods.

The Company repaid $5.4 million in bank debt during the first quarter of 2009. Its balance sheet as of March 31, 2009 included $240.2 million in total bank debt, which is leverage of approximately 2.4 times trailing 12-month non-GAAP acquisition-affected adjusted EBITDA.

Reaffirming 2009 Guidance

MedAssets reaffirmed its full-year 2009 financial outlook, as follows:

12 Months ended 12/31/09
(In millions, except EPS)
Net Revenue:
Revenue Cycle Management	$207 – 213
Spend Management	137 – 143
Total Net Revenue	346 – 354
Diluted EPS	0.27 - 0.35
Non-GAAP adjusted EBITDA	111 – 117
Non-GAAP adjusted diluted EPS	0.56 - 0.64
Non-GAAP cash diluted EPS	$0.74 - 0.82

At March 31, 2009, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $315.8 million ($185.0 million from the Revenue Cycle Management segment and $130.8 million from the Spend Management segment). This is an increase of approximately 4.9% on a consolidated basis when compared to the rolling 12-month total of $301.1 million as of December 31, 2008.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, April 29, 2009
Phone:	866-811-1812 (or 706-902-0609 international), conference code 94411701
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf code 94411701)

The Company intends to file its Form 10-Q for the first quarter ended March 31, 2009 with the Securities and Exchange Commission on or before May 11, 2009, and this filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 30,000 non-acute care healthcare providers. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis with non-GAAP financial information, including: gross fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted diluted EPS; cash diluted EPS; acquisition-affected net revenue; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; and contracted revenue.

Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see “Use of Non-GAAP Financial Measures” following these financial schedules for more information.

Safe Harbor Statement

This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2009 projections, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with its past acquisitions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended March 31,

	2009	2008	% Change

Revenue:
Administrative fees, net	$27,486	$27,545	-0.2%
Other service fees	51,498	31,213	65.0%

Total net revenue	78,984	58,758	34.4%

Operating expenses:
Cost of revenue	16,745	8,462
Product development expenses	6,018	2,697
Selling and marketing expenses	10,896	12,911
General and administrative expenses	27,451	21,060
Depreciation	2,910	2,121
Amortization of intangibles	7,011	3,778

Total operating expenses	71,031	51,029	39.2%

Operating income	7,953	7,729
Other income (expense):
Interest expense	(4,993)	(4,317)	15.7%
Other income	214	1,033

Income before income taxes	3,174	4,445
Income tax expense	1,269	1,746

Net income	1,905	2,699

Basic and diluted income per share:
Basic net income	$0.04	$0.06

Diluted net income	$0.03	$0.06

Weighted average shares — basic	54,102	44,418
Weighted average shares — diluted	56,302	47,213	19.3%

CONSOLIDATED BALANCE SHEETS
	March 31, 2009	December 31, 2008
In 000s, except shares
	Unaudited	Audited

ASSETS
Current
Cash and cash equivalents	$-	$5,429
Accounts receivable, net of allowances of $2,278 and $2,247 as of March 31, 2009 and December 31, 2008	57,622	55,048
Deferred tax asset, current	13,737	13,780
Prepaid expenses and other current assets	9,360	5,997

Total current assets	80,719	80,254

Property and equipment, net	45,741	42,417
Other long term assets
Goodwill	508,946	508,748
Intangible assets, net	117,145	124,340
Other	18,440	18,101

Other long term assets	644,531	651,189

Total assets	$770,991	$773,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,885	$6,725
Accrued revenue share obligation and rebates	24,760	29,698
Accrued payroll and benefits	16,512	21,837
Other accrued expenses	9,172	6,981
Deferred revenue, current portion	26,304	24,280
Deferred purchase consideration	19,742	19,361
Current portion of notes payable	2,755	30,277
Current portion of finance obligation	152	149

Total current liabilities	107,282	139,308

Notes payable, less current portion	237,436	215,349
Finance obligation, less current portion	9,820	9,860
Deferred revenue, less current portion	4,858	6,411
Deferred tax liability	15,916	15,817
Other long term liabilities	3,581	4,176

Total liabilities	378,893	390,921

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 55,282,000 and 53,917,000 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	552	539
Additional paid in capital	612,336	605,340
Accumulated other comprehensive loss	(1,843)	(2,088)
Accumulated deficit	(218,947)	(220,852)

Total stockholders’ equity	392,098	382,939

Total liabilities and stockholders’ equity	$770,991	$773,860

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

In $000s	March 31, 2009	March 31, 2008

Operating activities:
Net income	$1,905	$2,699

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	1,284	772
Depreciation	3,514	2,260
Amortization of intangibles	7,196	4,029
Loss on sale of assets	21	-
Non-cash stock compensation expense	4,386	1,740
Excess tax benefit from exercise of stock options	(1,075)	-
Amortization of debt issuance costs	462	153
Noncash interest expense, net	518	140
Deferred income tax expense	124	763
Changes in assets and liabilities	(14,174)	(17,073)

Cash provided by (used in) operating activities	4,161	(4,517)

Investing activities:
Purchases of property, equipment, and software	(3,396)	(1,707)
Capitalized software development costs	(3,218)	(2,152)

Cash used in investing activities	(6,614)	(3,859)

Financing activities:
Proceeds from notes payable	29,995	-
Repayment of notes payable and capital lease obligations	(35,430)	(505)
Repayment of finance obligation	(165)	(160)
Issuance of note receivable to stockholders	-	(7)
Excess tax benefit from exercise of stock options	1,075	-
Issuance of common stock, net of offering costs	1,549	73

Cash used in financing activities	(2,976)	(599)

Net decrease in cash and cash equivalents	(5,429)	(8,975)
Cash and cash equivalents, beginning of period	5,429	136,952

Cash and cash equivalents, end of period	$-	$127,977

SUPPLEMENTAL SEGMENT REPORTING

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In $000s	Three Months Ended March 31,
	2009		2008		% Change
Net revenue
Revenue Cycle Management ("RCM")	$47,020		$25,106		87.3%
Spend Management	31,964		33,652		-5.0%

Total net revenue	78,984		58,758		34.4%
Non-GAAP acquisition-related RCM adjustments [a]	-		16,505

Total non-GAAP acquisition-affected net revenue	$78,984		$75,263		4.9%

Non-GAAP adjusted EBITDA		% margin		% margin
Revenue Cycle Management	$12,326	26.2%	$4,241	16.9%	190.6%
Spend Management	16,252	50.8%	16,028	47.6%	1.4%
Corporate	(5,249)		(4,239)		23.8%

Total Adjusted EBITDA	$23,329	29.5%	$16,030	27.3%	45.5%
Non-GAAP acquisition-related RCM adjustments [a]	-		6,140

Total non-GAAP acquisition-affected adjusted EBITDA	$23,329	29.5%	$22,170	29.5%	5.2%

RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In $000s	Three Months Ended March 31,

ACTUAL	2009		2008

Gross administrative fees	$40,932		$39,887
Other service fees	51,498		31,213
Gross fees	92,430	RSO %	71,100	RSO %
Revenue share obligation (RSO)	(13,446)	32.8%	(12,342)	30.9%
Net revenue	$78,984		$58,758

NON-GAAP ACQUISITION-AFFECTED RESULTS

Gross administrative fees	$40,932		$39,887
Other service fees [b]	51,498		47,718
Gross fees [b]	92,430	RSO %	87,605	RSO %
Revenue share obligation	(13,446)	32.8%	(12,342)	30.9%
Net revenue [b]	$78,984		$75,263

(a) Non-GAAP acquisition-related RCM adjustments reflect the historical results of Accuro's operations from January 1, 2008 to the date of acquisition, inclusive of certain purchase accounting adjustments.
(b) Figures include acquisition-related RCM adjustments (non-GAAP) for the three months ended March 31, 2008.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In $000s	Three Months Ended March 31,

	2009	2008
ACTUAL RESULTS	Unaudited	Unaudited

Net Income	$1,905	$2,699

Depreciation	2,910	2,121
Amortization of intangibles	7,011	3,778
Amortization of intangibles (included in cost of revenue)	788	391
Interest expense, net	4,981	3,409
Income tax expense	1,269	1,746

Non-GAAP EBITDA	$18,864	$14,144

Share-based compensation	4,386	1,740
Rental income from capitalized building lease	(110)	(110)
Purchase accounting adjustments	189	256

Non-GAAP adjusted EBITDA	$23,329	$16,030

NON-GAAP ACQUISITION AFFECTED RESULTS

Net Income	$1,905	$2,699
Non-GAAP acquisition-related net loss	-	(1,111)

Non-GAAP acquisition-affected net income	1,905	1,588

Depreciation [c]	2,910	2,483
Amortization of intangibles [c]	7,011	7,500
Amortization of intangibles (included in cost of revenue) [c]	788	391
Interest expense, net [c]	4,981	5,960
Income tax expense [c]	1,269	1,029

Non-GAAP EBITDA	$18,864	$18,951

Share-based compensation [c]	4,386	2,052
Rental income from capitalized building lease [c]	(110)	(110)
Purchase accounting adjustments [c]	189	1,277

Non-GAAP acquisition-affected adjusted EBITDA	$23,329	$22,170

(c) Figures are non-GAAP for the three months ended March 31, 2008.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL EARNINGS PER SHARE REPORTING

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended March 31,
In 000s, except per share data
	2009	2008

Diluted EPS	$0.03	$0.06

Non-cash, tax-adjusted acquisition-related intangible amortization	0.08	0.05

Non-GAAP adjusted diluted EPS	0.11	0.11

Non-cash, tax-adjusted share-based compensation	0.05	0.02

Non-GAAP cash diluted EPS	$0.16	$0.13

Weighted average shares - diluted	56,302	47,213

SUPPLEMENTAL 2009 ADJUSTED EBITDA GUIDANCE

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for 12 Months Ending December 31, 2009

In $000s

	(Low)	(High)

Net Income	$15,300	$19,800

Depreciation	15,200	14,800
Amortization of intangibles	28,000	28,000
Amortization of intangibles (included in cost of revenue)	3,200	3,200
Interest expense, net	21,400	20,800
Income tax expense	10,300	13,200

Non-GAAP EBITDA	93,400	99,800

Share-based compensation	17,500	17,100
Rental income from capitalized building lease	(400)	(400)
Purchase accounting adjustments	500	500

Non-GAAP adjusted EBITDA	$111,000	$117,000

SUPPLEMENTAL 2009 EARNINGS PER SHARE GUIDANCE

RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for 12 Months Ending December 31, 2009

In 000s, except per share data
	(Low)	(High)

Net Income	$15,300	$19,800

Diluted EPS	0.27	0.35
Non-cash, tax-adjusted acquisition-related intangible amortization	0.29	0.29

Non-GAAP adjusted diluted EPS	0.56	0.64

Non-cash, tax-adjusted share-based compensation	0.18	0.18

Non-GAAP cash diluted EPS	$0.74	$0.82

Fully diluted weighted average shares outstanding	57,400	57,400

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in its financial and operational decision-making, the Company supplements its consolidated condensed financial statements presented on a GAAP basis with the following non-GAAP financial information: gross fees, revenue share obligation, EBITDA, adjusted EBITDA; adjusted diluted EPS; cash diluted EPS; acquisition-affected net revenue, acquisition-affected adjusted EBITDA and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include all administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the administrative fees the Company is contractually obligated to share with certain of its GPO customers. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by over 1,200 vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items; and adjusted diluted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis. EBITDA, adjusted EBITDA and adjusted diluted EPS are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense. EBITDA, adjusted EBITDA and adjusted diluted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines cash diluted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis and non-cash tax-adjusted shared-based compensation expense. Cash diluted EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Cash diluted EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain cash diluted EPS growth over time, investors may find such information useful.

Acquisition-affected results include the activity of Accuro prior to the Company’s actual ownership. The Accuro acquisition was consummated on June 2, 2008. These results assume the acquisition of Accuro occurred on January 1, 2008. Acquisition-affected net revenue and adjusted EBITDA are used by management and the board of directors to better understand the extent of growth of the Revenue Cycle Management segment. Given the significant impact that this transaction had on the Company during the fiscal year ended December 31, 2008, the Company believes such acquisition-affected measures may be useful and meaningful to investors in their analysis of such growth. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s results of operations would have been if this transaction had occurred at the beginning of 2008. These measures also should not be considered representative of the Company's future results of operations.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

mdas/F

CONTACT:
MedAssets, Inc.
Robert P. Borchert, 678-248-8194
VP, Investor Relations
rborchert@medassets.com